                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 24, 2005


                         Mayfair Mining & Minerals, Inc.
--------------------------------------------------------------------------------
                 (Exact name of registrant specified in Charter)


      Nevada                      333-102117               45-0487294
--------------------------------------------------------------------------------
 (State or other                 (Commission             (IRS Employer
 jurisdiction of                 File Number)          Identification No.)
  incorporation)


                               Paxhill, Park Lane,
                      Lindfield, West Sussex, UK, RH16 2QS
                      ------------------------------------
          (Address of principal executive offices, including Zip Code)

          REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: 44-(1444)-487100


                                    No Change
--------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 24, 2005, the Company entered into a joint venture agreement with an Angola company, Bepigma Lda. ("Bepigma"). Mayfair has acquired, through its wholly-owned UK subsidiary, a 70% interest in the Ucua Pegmatite Complex (the "Complex") in Bengo Province, a short distance to the north east of Luanda, the capital of Angola. Bepigma has retained a 30% in the Complex. The licence to develop the Complex, which is held by Bepigma, covers an area of 1369 square kilometres and was previously the subject of a major investigation in the 1980's by a Russian led geological team. Subsequent to this activity, no further development took place due to the Civil War in the country. Mayfair proposes to prospect the area for Beryl-related minerals, including emeralds, aquamarine, chrysoberyl and alexandrite, as part of its on-going interest in gemstone exploration and production. The extensive database of the earlier work has been made exclusively available to Mayfair and this is expected to result in the rapid targeting of an exploration program. The area is also prospective for Copper and Zinc, with targets already defined in the earlier Russian work. Existing discoveries of Beryllium and Niobium will also be evaluated. Beryllium is used in the aerospace industry and high temperature alloys. Niobium is used for alloys in specialist metals and is also one of the important group of metals that can be used in superconductivity environments.

The terms of the agreement with Bepigma include a two-year work program and an investment of up to US$2.25 million dollars over three years, all at the discretion of Mayfair, which has all financial and operational control over the proposed project. Mayfair has 60 days from May 24, 2005, to approve and submit a work program to the Angola Ministry of Mines. An initial payment of US$45,000 has to be paid to the Ministry of Mines as a security bond and a further US$40,000 is payable within 90 days for the Mining Development Program. A finder's fee, which is under negotiation, is payable to an unrelated third party on the transaction.

The license to develop the Complex is valid for a period of 3 years, commencing May 24, 2005, and in the next 60 days Mayfair intends to obtain approval of its proposed work program from the Ministry of Mines and Geology.

There are no material relationships between the registrant or its affiliates and any of the parties, other than in respect of the agreement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Not applicable

      (b) Not applicable

      (c) Exhibits: Press Release



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MAYFAIR MINING & MINERALS, INC.

                                        By: /s/ "Clive de Larrabeiti"
                                            ------------------------------------
                                            Clive de Larrabeiti, President